Exhibit 99.1

Enhabit Reports Fourth Quarter Results and Issues Full-Year 2023 Guidance
Company to host a conference call tomorrow, Feb. 15, 2023 at 10 AM EST
DALLAS, TX – Feb. 14, 2022 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the fourth quarter ended December 31, 2022.
“Significant changes were required in 2022 to lead important strategies for our future success,” said Enhabit’s President and Chief Executive Officer, Barb Jacobsmeyer. “The expansion of our human resource and talent acquisitions teams, the establishment of our payor innovation team, and strategic changes to management and our staffing model in hospice are all making notable progress. We have also taken steps to align our operational and sales teams into a regional structure to drive success clinically and operationally at a local level. While we face numerous headwinds in 2023, we remain confident in the long-term prospects for Enhabit.”

SUMMARY PERFORMANCE - CONSOLIDATED
•Net service revenue of $275.1 million, declined 0.4% from Q4’21
•Net income of $8.2 million, declined 72.5% from Q4’21
•Adjusted EBITDA of $40.3 million, down 17.8% from Q4’21
•Earnings per diluted share of $0.15
•Adjusted earnings per diluted share of $0.32
RECENT COMPANY HIGHLIGHTS
•Home health continues to have strong growth in Medicare Advantage with nine new negotiated agreements added during the fourth quarter.

•Strategic changes in hospice continue to provide positive momentum with average daily census growing sequentially during the fourth quarter.

•Nursing labor showing signs of improvement with a 19% year-over-year increase in our full-time nursing applicant pool.

•Completed three acquisitions and opened one home health de novo location in the fourth quarter, adding five hospice locations and two home health locations to our portfolio.

FINANCIAL RESULTS
Consolidated

	Q4				'22 vs. '21
($ in millions, except per share data)	2022		2021
Home health net service revenue	$220.5		$224.0		(1.6)%
Hospice net service revenue	54.6		52.1		4.8%
Total net service revenue	$275.1		$276.1		(0.4)%

	% of Revenue		% of Revenue
Cost of services	48.5%	$(133.3)	46.5%	$(128.5)	3.7%
Gross margin	51.5%	141.8	53.5%	147.6	(3.9)%
Administrative & general expenses	37.0%	(101.9)	35.6%	(98.2)	3.8%
Operating expenses	85.5%	$(235.2)	82.1%	$(226.7)	3.7%

Equity earnings / noncontrolling interests	0.5		0.4
Adjusted EBITDA	$40.3		$49.0		(17.8)%
Adjusted EBITDA margin		14.6%		17.7%
Adjusted EPS	$0.32		$0.59		(45.8)%
The continued shift to more non-episodic patients in home health and the resumption of sequestration combined to decrease consolidated revenue approximately $11 million. The impact of these items were offset by an approximate $5 million audit recovery related to a prior year home health medical claims review, improved collections experience related to Medicaid in hospice, and an increase in hospice Medicare reimbursements rates effective October 1, 2022.

Adjusted EBITDA decreased primarily due to the revenue items discussed above, higher cost of services and incremental costs associated with being a stand-alone company. Cost of services were higher due to increased labor costs and costs associated with fleet and mileage reimbursement. Increased labor costs primarily resulted from a $4.3 million increase in employee group medical claims year over year.

SEGMENT RESULTS
Home health

	Q4		'22 vs. '21
($ in millions)	2022	2021
Net service revenue	$220.5	$224.0	(1.6)%
Cost of services	109.0	106.4	2.4%
Gross margin	50.6%	52.5%
Adjusted EBITDA	$51.9	$59.6	(12.9)%
% Adj. EBITDA margin	23.5%	26.6%
Operational metrics (Actual Amounts)
Starts of care
Episodic admissions	34,572	37,908	(8.8)%
Non-episodic admissions	15,476	12,909	19.9%
Total admissions	50,048	50,817	(1.5)%
Same-store total admissions growth			(3.1)%
Episodic recertifications	25,279	27,273	(7.3)%
Non-episodic recertifications	7,104	5,348	32.8%
Total recertifications	32,383	32,621	(0.7)%
Same-store total recertifications growth			(1.3)%
Total starts of care	82,431	83,438	(1.2)%
Completed episodes	60,250	64,242	(6.2)%
Revenue per episode	$3,007	$3,010	(0.1)%
Visits per episode	14.3	15.1	(5.3)%
Total visits	1,159,420	1,219,906	(5.0)%
Non-episodic visits	297,350	246,777	20.5%
Cost per visit	$92	$86	7.0%
Total admissions decreased primarily due to a reduction in episodic admissions partially offset by continued growth in non-episodic admissions. Revenue per episode decreased year over year primarily due to the resumption of sequestration and timing of completed episodes partially offset by an increase in Medicare reimbursement rates and an approximate $5 million audit recovery related to a prior year medical claims review.

Adjusted EBITDA decreased year over year primarily due to lower revenue and higher cost of services associated with labor and increased costs associated with fleet and mileage reimbursement. Increased labor costs primarily resulted from a $2.8 million increase in employee group medical claims.

Hospice

	Q4		'22 vs. '21
($ in millions)	2022	2021
Net service revenue	$54.6	$52.1	4.8%
Cost of services	24.3	22.1	10.0%
Gross margin	55.5%	57.6%
Adjusted EBITDA	$12.8	$15.2	(15.8)%
% Adj. EBITDA margin	23.4%	29.2%
Operational metrics (Actual Amounts)
Total admissions	2,915	3,223	(9.6)%
Same-store total admissions growth			(13.5)%
Patient days	330,102	334,011	(1.2)%
Discharged average length of stay	110	106	3.8%
Average daily census	3,588	3,631	(1.2)%
Revenue per day	$165	$156	5.8%
Cost per day	$74	$66	12.1%
Revenue per day increased 5.8% year over year primarily due to an increase in Medicare reimbursement rates and improved collections experience related to Medicaid in hospice partially offset by the resumption of sequestration. Average daily census increased sequentially from the third quarter of 2022 primarily due to improvements in staffing capacity.

Adjusted EBITDA decreased year over year primarily due to increased labor costs and costs associated with fleet and mileage reimbursement. Increased labor costs primarily resulted from lower clinical productivity associated with nurses in orientation, increased use of contract labor, and a $0.5 million increase in employee group medical claims.

GUIDANCE
The Company is providing full-year 2023 guidance as follows:

Full-year 2023	Guidance
Net Service Revenue	between $1,110 and $1,140 million
Adjusted EBITDA	between $125 and $140 million
Adjusted EPS	between $0.50 and $0.89
For additional considerations regarding the Company’s 2023 guidance ranges, see the supplemental information provided in the quarterly earnings slide deck posted on the Company’s website at http://investors.ehab.com. See also “Other Information” below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted EPS.
CONFERENCE CALL INFORMATION
The Company will host an investor conference call at 10 AM Eastern Time on Feb. 15, 2023 to discuss its results for the fourth quarter of 2022. To access the live call by phone, dial toll-free (888) 660-6150 or international (929) 203-0843; the conference ID is 5248158. A simultaneous webcast of the call, along with supplemental information, may be accessed by visiting http://investors.ehab.com. Following the call, a replay will be available at the same location.
ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 252 home health locations and 105 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.

OTHER INFORMATION
Note regarding presentation of non-GAAP financial measures
The financial data contained in the press release and supplemental information includes non-GAAP financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, leverage ratios, adjusted EPS, and adjusted free cash flow. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented on the attached schedules.

However, in reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of its guidance of Adjusted EBITDA and adjusted EPS to their corresponding GAAP measures is not provided because the Company is unable to provide such reconciliation, without unreasonable effort, due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include, but are not limited to, gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); and items related to corporate and facility restructurings. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Note regarding presentation of same-store comparisons
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Net service revenue	$275.1	$276.1	$1,083.1	$1,106.6
Cost of service (excluding depreciation and amortization)	133.3	128.5	525.6	513.9
Gross margin	141.8	147.6	557.5	592.7
General and administrative expenses	106.5	103.1	416.9	412.9
Depreciation and amortization	8.3	9.0	33.0	36.9
Operating income	27.0	35.5	107.6	142.9
Interest expense and amortization of debt discounts and fees	8.7	0.1	15.0	0.3
Equity in net income of nonconsolidated affiliates	—	(0.1)	—	(0.6)
Other income	(0.9)	(3.2)	(0.9)	(4.8)
Income before income taxes and noncontrolling interests	19.2	38.7	93.5	148.0
Income tax expense	11.0	8.9	28.9	35.1
Net income	8.2	29.8	64.6	112.9
Less: Net income attributable to noncontrolling interests	0.5	0.5	2.1	1.8
Net income attributable to Enhabit, Inc.	$7.7	$29.3	$62.5	$111.1

Weighted average common shares outstanding:
Basic	49.6	49.6	49.6	49.6
Diluted	49.8	49.6	49.7	49.6

Earnings per common share:
Basic earnings per share attributable to Enhabit, Inc. common stockholders	$0.15	$0.59	$1.26	$2.24
Diluted earnings per share attributable to Enhabit, Inc. common stockholders	$0.15	$0.59	$1.26	$2.24

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2022	December 31, 2021
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$22.9	$5.4
Restricted cash	4.3	2.6
Accounts receivable	161.6	164.5
Income tax receivable	9.2	—
Prepaid expenses and other current assets	23.6	6.3
Total current assets	221.6	178.8
Property and equipment, net	20.4	20.4
Operating lease right-of-use assets	42.0	48.4
Goodwill	1,253.8	1,189.0
Intangible assets, net	102.6	259.1
Other long-term assets	5.2	24.3
Total assets	$1,645.6	$1,720.0
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$23.1	$5.0
Current operating lease liabilities	14.0	14.9
Accounts payable	3.8	3.5
Accrued payroll	37.4	66.4
Refunds due patients and other third-party payors	8.3	9.4
Income tax payable	—	4.2
Accrued medical insurance	7.5	8.3
Other current liabilities	40.7	24.8
Total current liabilities	134.8	136.5
Long-term debt, net of current portion	560.0	3.5
Long-term operating lease liabilities	28.1	33.5
Deferred income tax liabilities	42.5	63.2
Other long-term liabilities	1.9	—
	767.3	236.7
Commitments and contingencies
Redeemable noncontrolling interests	5.3	5.0
Stockholders’ equity:
Enhabit, Inc. stockholders’ equity:	844.6	1,470.0
Noncontrolling interests	28.4	8.3
Total stockholders’ equity	873.0	1,478.3
Total liabilities and stockholders’ equity	$1,645.6	$1,720.0

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2022	2021
	(In Millions)
Cash flows from operating activities:
Net income	$64.6	$112.9
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization and amortization of debt related costs	33.6	36.9
Equity in net income of nonconsolidated affiliates	—	(0.6)
Distributions from nonconsolidated affiliates	—	0.3
Stock-based compensation	9.2	3.6
Deferred tax expense	9.7	8.6
Other, net	0.1	(5.6)
Changes in assets and liabilities, net of acquisitions—
Accounts receivable	9.5	(24.8)
Prepaid expenses and other assets	(25.3)	(0.1)
Accounts payable	0.2	(0.7)
Accrued payroll	(29.0)	(7.7)
Other liabilities	7.5	0.5
Net cash provided by operating activities	80.1	123.3
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(36.3)	(117.5)
Purchases of property and equipment	(7.1)	(4.3)
Other, net	1.1	2.6
Net cash used in investing activities	(42.3)	(119.2)
Cash flows from financing activities:
Principal borrowings on term loan	400.0	—
Principal payments on debt	(10.0)	—
Borrowings on revolving credit facility	190.0	—
Principal payments under finance lease obligations	(5.0)	(7.2)
Debt issuance costs	(4.7)	—
Contributions from Encompass	59.8	126.4
Distributions to Encompass	(654.9)	(154.1)
Contributions from noncontrolling interests of consolidated affiliates	7.4	—
Other	(1.2)	(1.2)
Net cash used in financing activities	(18.6)	(36.1)
Increase (decrease) in cash, cash equivalents, and restricted cash	19.2	(32.0)
Cash, cash equivalents, and restricted cash at beginning of year	8.0	40.0
Cash, cash equivalents, and restricted cash at end of year	$27.2	$8.0

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Full Year
	2022	2021	2022	2021
Earnings per share, as reported	$0.15	$0.59	$1.26	$2.24
Adjustments, net of tax:
Transaction costs and gain on consolidation	0.05	—	0.14	0.13
Income tax adjustments	0.12	—	0.12	(0.01)
Adjusted earnings per share*	$0.32	$0.59	$1.52	$2.36
*    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4 QTD
	2022
		Adjustments
	As Reported	Transaction Costs	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$40.3	$—	$—	$40.3
Depreciation and amortization	(8.3)	—	—	(8.3)
Interest expense and amortization of debt discounts and fees	(8.7)	—	—	(8.7)
Stock-based compensation	(2.1)	—	—	(2.1)
Transaction costs	(2.5)	2.5	—	—
Income before income tax expense	18.7	2.5	—	21.2
Provision for income tax expense	(11.0)	(0.6)	6.2	(5.4)
Net income attributable to Enhabit	$7.7	$1.9	$6.2	$15.8
Diluted earnings per share**	$0.15	$0.05	$0.12	$0.32
Diluted shares used in calculation	49.8
*    Reconciliation to GAAP provided on page 15
**    Diluted EPS may not sum due to rounding

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4 QTD
	2021
		Adjustments
	As Reported	Transaction Costs and Gain on Consolidation	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$49.0	$—	$49.0
Depreciation and amortization	(9.0)	—	(9.0)
Interest expense and amortization of debt discounts and fees	(0.1)	—	(0.1)
Gain on disposal or impairment of assets	0.4	—	0.4
Stock-based compensation	(1.5)	—	(1.5)
Stock-based compensation included in overhead allocation	(0.8)	—	(0.8)
Transaction costs	(3.0)	3.0	—
Gain on consolidation of joint venture formerly accounted for under the equity method of accounting	3.2	(3.2)	—
Income before income tax expense	38.2	(0.2)	38.0
Provision for income tax expense	(8.9)	—	(8.9)
Net income attributable to Enhabit	$29.3	$(0.2)	$29.1
Diluted earnings per share**	$0.59	$—	$0.59
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 15
**    Diluted EPS may not sum due to rounding

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4 YTD
	2022
		Adjustments
	As Reported	Transaction Costs	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$159.3	$—	$—	$159.3
Depreciation and amortization	(33.0)	—	—	(33.0)
Interest expense and amortization of debt discounts and fees	(15.0)	—	—	(15.0)
Loss on disposal or impairment of assets	(0.1)	—	—	(0.1)
Stock-based compensation	(9.2)	—	—	(9.2)
Stock-based compensation included in overhead allocation	(1.1)	—	—	(1.1)
Transaction costs	(9.5)	9.5	—	—
Income before income tax expense	91.4	9.5	—	100.9
Provision for income tax expense	(28.9)	(2.4)	6.2	(25.1)
Net income attributable to Enhabit	$62.5	$7.1	$6.2	$75.8
Diluted earnings per share**	$1.26	$0.14	$0.12	$1.52
Diluted shares used in calculation	49.7
*    Reconciliation to GAAP provided on page 15
**    Diluted EPS may not sum due to rounding

Enhabit, Inc. and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4 YTD
	2021
		Adjustments
	As Reported	Transaction Costs and Gain on Consolidation	Income Tax Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$197.2	$—	$—	$197.2
Depreciation and amortization	(36.9)	—	—	(36.9)
Interest expense and amortization of debt discounts and fees	(0.3)	—	—	(0.3)
Gain on disposal or impairment of assets	0.8	—	—	0.8
Stock-based compensation	(3.6)	—	—	(3.6)
Stock-based compensation included in overhead allocation	(2.3)	—	—	(2.3)
Transaction costs	(11.9)	11.9	—	—
Gain on consolidation of joint venture formerly accounted for under the equity method of accounting	3.2	(3.2)	—	—
Income before income tax expense	146.2	8.7	—	154.9
Provision for income tax expense	(35.1)	(2.2)	(0.3)	(37.6)
Net income attributable to Enhabit	$111.1	$6.5	$(0.3)	$117.3
Diluted earnings per share**	$2.24	$0.13	$(0.01)	$2.36
Diluted shares used in calculation	49.6
*    Reconciliation to GAAP provided on page 15
**    Diluted EPS may not sum due to rounding

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(In Millions)
Net Income	$8.2	$29.8	$64.6	$112.9
Income tax expense	11.0	8.9	28.9	35.1
Interest expense and amortization of debt discounts and fees	8.7	0.1	15.0	0.3
Depreciation and amortization	8.3	9.0	33.0	36.9
(Gain) loss on disposal or impairment of assets	—	(0.4)	0.1	(0.8)
Stock-based compensation	2.1	1.5	9.2	3.6
Stock-based compensation included in overhead allocation	—	0.8	1.1	2.3
Net income attributable to noncontrolling interests	(0.5)	(0.5)	(2.1)	(1.8)
Transaction costs	2.5	3.0	9.5	11.9
Gain on consolidation of joint venture formerly accounted for under the equity method of accounting	—	(3.2)	—	(3.2)
Adjusted EBITDA	$40.3	$49.0	$159.3	$197.2

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(In Millions)
Net cash provided by operating activities	$4.1	$23.1	$80.1	$123.3
Interest expense and amortization of debt discounts and fees	8.7	0.1	15.0	0.3
Equity in net income of nonconsolidated affiliates	—	0.1	—	0.6
Net income attributable to noncontrolling interests in continuing operations	(0.5)	(0.5)	(2.1)	(1.8)
Distributions from nonconsolidated affiliates	—	(0.1)	—	(0.3)
Current portion of income tax expense	(1.2)	1.1	19.2	26.5
Change in assets and liabilities	27.1	21.7	37.1	32.8
Transaction costs	2.5	3.0	9.5	11.9
Stock-based compensation included in overhead allocation	—	0.8	1.1	2.3
Other	(0.4)	(0.3)	(0.6)	1.6
Adjusted EBITDA	$40.3	$49.0	$159.3	$197.2

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q4		Full Year
($ in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$4.1	$23.1	$80.1	$123.3
Capital expenditures for maintenance	(1.4)	(0.5)	(4.5)	(5.4)
Distributions paid to noncontrolling interests of consolidated affiliates	(0.3)	(0.2)	(1.2)	(1.8)

Items non-indicative of ongoing operating performance:
Stock-based compensation included in overhead allocation	—	0.8	1.1	2.3
Transaction costs and related assumed liabilities	1.8	6.4	8.8	11.9
Adjusted free cash flow	$4.2	$29.6	$84.3	$130.3

FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, and our ability to control costs, particularly labor and employee benefit costs. Our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, each of which will be available on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov, discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.

Investor Relations Contact
Mark Brewer
Mark.Brewer@ehab.com
469-860-6061

Media Contact
Erin Volbeda
media@ehab.com
972-338-5141